EXHIBIT 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 30, 2014, with respect to the financial statements of Cabinet Grow, Inc. contained in the Registration Statement and Prospectus of Cabinet Grow, Inc. on Form S-1/A. We hereby consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the heading “Experts.”

D. Brooks and Associates CPA’s, P.A.

West Palm Beach, FL

October 15, 2014